Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

HOLLEY INC.

Effective as of August 8, 2023

ARTICLE I
CORPORATE OFFICES

1.1.    Registered Office. The address of the registered office of Holley Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be (a) as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”) or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

1.2.    Other Offices. The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1.    Place of Meetings. All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be determined from time to time by the Board of Directors of the Corporation (the “Board”) or, if not determined by the Board, by the Chairperson of the Board, the President or the Chief Executive Officer; provided that the Board may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place but shall be held solely by means of remote communication in accordance with Section 2.13.

2.2.    Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board at a time to be fixed by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

2.3.    Special Meetings. Subject to the Certificate of Incorporation, the rights of the holders of any series of preferred stock then outstanding and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called only by the Chairperson or Co-Chairperson of the Board, the Chief Executive Officer or Secretary of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board and may not be called by any other person or persons. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Board (or other person calling the meeting) may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled.

2.4.    Notice of Meetings.

(a)    Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held (unless a different time is specified by applicable law), to each stockholder entitled to vote at such meeting as of the record date fixed by the Board for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by the General Corporation Law of the State of Delaware (the “DGCL”) or the Certificate of Incorporation. The notice of any meeting shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b)    Notice to stockholders shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.5.    Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the Corporation or (c) in any other manner provided by law. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6.    Quorum. Except as otherwise provided herein, by applicable law or by the Certificate of Incorporation (including any Preferred Stock Designation), the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

2.7.    Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Amended and Restated By-Laws (the “By-Laws”) by the chairperson of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are provided in a manner permitted by the DGCL; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if the Board fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 2.14, written notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8.    Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, subject to applicable law. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 2.8 (including any electronic transmission) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card other than white, which shall be reserved for the exclusive use by the Board.

2.9.    Action at Meeting.

(a)    At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

(b)    All other matters shall be determined by a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation, these By-Laws or applicable stock exchange rules, in which case such provision shall govern and control the decision of such matter.

(c)    All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, that upon demand therefor by a stockholder entitled to vote or the stockholder’s proxy, a vote by ballot shall be taken. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of their ability. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

2.10.  Stockholder Business (Other Than the Election of Directors).

(a)    Only such business (other than nominations for election of directors, which is governed by Section 3.17 of these By-Laws) shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is (1) a stockholder of record and (2) with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation, in any such case, both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with (1) the provisions set forth in this Section 2.10 and (2) all requirements of the Exchange Act (as defined below) and other applicable legal requirements in connection with such business. In addition, for any business to be properly brought before an annual meeting by a stockholder (other than nominations for election of directors, which is governed by Section 3.17 of these By-Laws), it must be a proper matter for stockholder action under the DGCL, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be in writing and must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. “Public announcement” for purposes hereof shall have the meaning set forth in Section 3.17(e) of these By-Laws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. At any special meetings of stockholders called in accordance with Section 2.3, the business to be conducted at such special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of such meeting, and stockholders shall not be permitted to propose business at any such special meeting (provided that, in the case of any special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting, the provisions of Section 3.17 of these By-Laws will apply).

(b)    A stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment, and the reasons for conducting such business at the meeting and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the “Exchange Act”)) or others acting in concert with any such stockholder and/or beneficial owner and such affiliates and associates (each, a “Proposing Person”): (A) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any other Proposing Person, (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, (C) a representation that the stockholder giving the notice or a qualified representative thereof intends to appear in person at the meeting to propose the business specified in the notice, (D) any material interest of the stockholder and any other Proposing Person in such business, (E) the following information regarding the ownership interests of the stockholder and any other Proposing Person: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the Corporation; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Proposing Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Proposing Person; and (8) a description of any direct or indirect interest of such stockholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation as to whether such stockholder and/or any other Proposing Persons intend to engage in a solicitation with respect to the proposed business and, if so, (i) whether such solicitation will be conducted as an exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act, and (ii) whether such stockholder and/or any other Proposing Persons intend to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s shares of capital stock reasonably believed by such stockholder to be sufficient to approve such business, and (G) any other information relating to such stockholder and/or any other Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

(c)    Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(d)    Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and all other applicable legal requirements, with respect to the matters set forth in this Section 2.10; provided however, that any references in this Section 2.10 to the Exchange Act are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation (including any applicable certificate of designation) or these By-Laws.

(e)    Any stockholder providing notice of a business proposed to be brought before a meeting in accordance with this Section 2.10 shall further update and supplement such notice and any other information required to be provided under this Section 2.10, so that such notice and information is true and correct (i) as of the record date for the meeting, and (ii) ten business days prior to the meeting. Such stockholder shall deliver such further update and supplement to the Corporation (A) in the case of information to be provided as of the record date, not later than three business days following the record date for such meeting, and (B) in the case of information to be provided as of ten business days prior to the meeting, not later than seven business days prior to the meeting; provided, however, that such update shall (x) be made only to the extent that information has changed since the last submission of such stockholder, and (y) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, the requirement to update and supplement such information shall not permit such stockholder or any other Proposing Person thereof to change or add any other proposed business to be conducted at such meeting or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-laws) available to the Corporation related to any defect. In addition, the Corporation may require that any stockholder providing notice of business proposed to be brought before a meeting in accordance with this Section 2.10 provide such additional information as may reasonably be requested by the Corporation, including with respect to such stockholder and/or other Proposing Persons thereof. Such additional information will be provided as soon as reasonably practicable, and in any event within five (5) business days after such additional information has been requested by the Corporation (or such later time that the Corporation may specify).

(f)    Only business that is brought in accordance with the provisions set forth in this Section 2.10 may be voted on at any meeting of stockholders. The Board and/or the chairperson of the meeting may, if the facts warrant, determine that a notice received by the Corporation relating to business proposed to be conducted does not satisfy the requirements of this Section 2.10, and if it be so determined, shall so declare and any such business shall not be introduced or voted on at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The Board and/or the chairperson of the meeting shall have the power and duty to determine whether business brought before the meeting was made in accordance with the provisions set forth in this Section 2.10, and, if any business is not in compliance with Section 2.10, to declare that such business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. For the avoidance of doubt, any business proposed to be brought before the meeting will not be made in accordance with the provisions of this Section 2.10 if the Board or the chairperson of the meeting determines that (i) any information required to be provided by or on behalf of any proposing stockholder (including any information related to any other Proposing Person thereof) was not, when provided, true, correct and complete in all material respects, or (ii) such proposing stockholder (including any Proposing Person thereof) has otherwise failed to comply in all material respects with all applicable requirements pursuant to this Section 2.10.

(g)    Notwithstanding any provisions to the contrary, the notice requirements set forth in in this Section 2.10 above shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting in connection therewith.

2.11.  Conduct of Business. At every meeting of the stockholders, the Chairperson of the Board, or, in their absence, the Chief Executive Officer, or, in their absence, such other person as may be appointed by the Board, shall act as chairperson. The Secretary of the Corporation or a person designated by the chairperson of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairperson of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 2.8 of these By-Laws to act by proxy, and officers of the Corporation.

The chairperson of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairperson’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The chairperson shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairperson may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairperson shall have the power to have such person removed from the meeting. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting and no person shall be eligible for nomination as a director except in accordance with the provisions set forth in Section 2.10, this Section 2.11 and Section 3.17. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 2.10, this Section 2.11 and Section 3.17, and if the chairperson should so determine that any proposed nomination or business is not made in compliance with such sections, the chairperson shall so declare to the meeting that such defective nomination or proposal shall be disregarded, notwithstanding the fact that proxies in respect of such vote may have been received by the Corporation.

2.12.  Stockholder Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

2.13.  Meetings by Remote Communication. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt and the DGCL, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely or in part by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.14.  Record Dates. The Board may fix in advance a record date for the determination of the stockholders entitled to vote at any meeting of stockholders. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting.

If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day before the date on which notice is given, or, if notice is waived, the close of business on the day before the date on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions.

The Board may fix in advance a record date (a) for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or (b) for the purpose of any other lawful action. Any such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 days prior to the action to which such record date relates. If no record date is fixed by the Board, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board is necessary shall be the date on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating to such purpose.

2.15.  Delivery to the Corporation. Whenever this Article II, or Section 3.17, requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III
BOARD OF DIRECTORS

3.1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation and the Stockholders Agreement, dated on or about July 16, 2021 by and among the Corporation, Holley Parent Holdings, LLC, Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P., Sentinel Capital Investors V, L.P., Empower Sponsor Holdings LLC, MidOcean Partners V, L.P., and MidOcean Partners V Executive, L.P. (as such agreement may be amended, the “Stockholders Agreement”). In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law or the Stockholders Agreement, may exercise the powers of the full Board until the vacancy is filled.

3.2.    Election. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, members of the Board shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. Elections of directors need not be by written ballot.

3.3.    Number and Term. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, and to the Certificate of Incorporation and Stockholders Agreement, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of then authorized directors (hereinafter referred to as the “Whole Board”) (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

3.4.    Classes of Directors. The Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the Whole Board. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the filing and effectiveness of the Certificate of Incorporation, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the filing and effectiveness of the Certificate of Incorporation and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the filing and effectiveness of the Certificate of Incorporation. Subject to the Certificate of Incorporation and the Stockholders Agreement, if the number of directors that constitute the Whole Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

3.5.    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson of the Board, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

3.6.    Removal. Subject to the Stockholders Agreement and the rights of the holders of any series of preferred stock to elect directors under specified circumstances, directors may only be removed for cause and only upon the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

3.7.    Vacancies and Newly Created Directorships. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation and the Stockholders Agreement.

Any director elected to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

3.8.    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

3.9.    Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer or a majority of the directors then in office and may be held at any time and place, within or without the State of Delaware.

3.10.  Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (a) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (b) sending a facsimile to such director’s last known facsimile number, or delivering written notice by hand to such director’s last known business or home address, at least 24 hours in advance of the meeting, (c) delivering written notice to such director’s last known business or home address through a nationally recognized overnight delivery service at least two days in advance of the meeting, (d) mailing written notice to such director’s last known business or home address through the United States mail at least five (5) days in advance of the meeting.

3.11.  Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.12.  Quorum; Adjournment. Except as otherwise provided in the Stockholders Agreement, a majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or at a meeting of a committee which authorizes a particular contract or transaction.

3.13.  Action at Meeting. At any meeting of the Board at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation, the Stockholders Agreement or these By-Laws.

3.14.  Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.15.  Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers; provided that, the committee membership of each committee designated by the Board will comply with the applicable rules of the exchange on which any securities of the Corporation are listed and the Stockholders Agreement. Subject to the Stockholders Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, subject to the Stockholders Agreement, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board. Unless otherwise provided in the Certificate of Incorporation, these By-Laws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee consists of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.16.  Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service.

3.17.  Nomination of Director Candidates. Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting shall be in accordance with applicable requirements of the Stockholders Agreement, and may be made by (i) the Board or a duly authorized committee thereof or (ii) by any stockholder of the Corporation who (A) is (1) a stockholder of record, and (2) with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation, in any such case, both at the time of giving the notice provided for in this Section 3.17 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with (1) the provisions set forth in this Section 3.17 and (2) all requirements of the Exchange Act (including, to the extent applicable, Rule 14a-19 thereunder) and other applicable legal requirements in connection with such nomination.

(a)    All nominations by stockholders must be made pursuant to timely notice given in writing to the Secretary of the Corporation. To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert with any such stockholder and/or beneficial owner and such affiliates and associates (each, a “Nominating Person”), (A) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person; (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice; (C) a representation that the stockholder giving the notice or a qualified representative thereof intends to appear in person at the meeting to nominate the Nominee (as defined below) specified in the notice; (D) the following information regarding the ownership interests of the stockholder and any other Nominating Person (1) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (3) a description of any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Nominating Person; and (8) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (E) a description of all arrangements or understandings between the stockholder or other Nominating Person and each Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each Nominee, and their respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K  if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Nominee were a director or executive officer of such registrant;  (G) a representation as to whether such stockholder and/or any other Nominating Person intends to engage in a solicitation with respect to the proposed nomination and, if so, (i) whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) under the Exchange Act, (ii) whether such stockholder and/or any other Nominating Persons intend to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s shares of capital stock reasonably believed by such stockholder to be sufficient to approve elect such Nominee, and (iii) whether such stockholder and/or any other Nominating Persona intend to solicit proxies in support of such nomination in accordance with Rule 14a-19 promulgated under the Exchange Act (including Rule 14a-19(a)(2) and Rule 14-19(a)(3)); and (H) any other information relating to the stockholder and/or any other Nominating Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors pursuant to Section 14 of the Exchange Act; (ii) as to each person whom the stockholder proposes to nominate for election as a director (the “Nominee”), (A) the name, age, business address and residence address of the Nominee; (B) the principal occupation or employment of the Nominee; (C) the class or series and number of shares of all capital stock of the Corporation which are owned of record or owned beneficially by the Nominee; (D) a description in reasonable detail of any other economic interest in or in respect of any other rights with respect to (including from a third party) any equity, debt or other securities of the Corporation or any subsidiary thereof, including any Derivative Instruments, directly or indirectly held by the Nominee; (E) a completed copy of the Corporation’s director’ questionnaire, executed by the Nominee (which questionnaire shall be provided by the Corporation upon written request), (F) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for a contested election of directors pursuant to Section 14 of the Exchange Act, and (G) the signed consent of each Nominee to be named as a nominee in any proxy statement and accompanying proxy card, and to serve as a director of the Corporation if so elected for the full term for which such person is standing for election. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the second sentence of this Section 3.17(a), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this Section 3.17(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Notwithstanding anything contained herein to contrary in these By-Laws, if any stockholder making any director nomination pursuant to the terms of this Section 3.17 provides notice of any nomination pursuant to pursuant to Rule 14a-19(b) under the Exchange Act (any such stockholder, a “Rule 14a-19 Stockholder”) and subsequently either (i) notifies the Corporation that such Rule 14a-19 Stockholder (including any Nominating Persons of such Rule 14a-19 Stockholder) no longer intends to solicit proxies in support of the election of any Nominee in accordance with such rule, or (ii) such Rule 14a-19 Stockholder (including any Nominating Persons of such Rule 14a-19 Stockholder) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (including Rule 14a-19(a)(2) and/or Rule 14a-19(a)(3) thereunder), then the Corporation shall disregard any proxies or votes solicited for the Nominee(s) of such Rule 14a-19 Stockholder, and no vote with respect to the election of such Nominees shall occur (notwithstanding the fact that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, any Rule 14a-19 Stockholder shall deliver to the Corporation, not later than five (5) business days prior to the applicable meeting of stockholders of the Corporation, documentation reasonably satisfactory to the Corporation demonstrating that such Rule 14a-19 Stockholder (including any Nominating Persons of such Rule 14a-19 Stockholder) has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. Any Rule 14a-19 Stockholder shall notify the Corporation’s Secretary in writing within two (2) business days of becoming aware that such Rule 14a-19 Stockholder (including any Nominating Persons of such Rule 14a-19 Stockholder) no longer intends to solicit proxies in support of the proposed nominee(s) of such Rule 14a-19 Stockholder in accordance with Rule 14a-19.

(c)    Any stockholder providing notice of a nomination proposed to be brought before a meeting in accordance with this Section 3.17 shall further update and supplement such notice and any other information required to be provided under this Section 3.17 so that such notice and information is true and correct (i) as of the record date for the meeting, and (ii) ten business days prior to the meeting. Such stockholder shall deliver such further update and supplement to the Corporation (A) in the case of information to be provided as of the record date, not later than three business days following the record date for such meeting, and (B) in the case of information to be provided as of ten business days prior to the meeting, not later than seven business days prior to the meeting; provided, however, that such update shall (x) be made only to the extent that information has changed since the last submission of such stockholder, and (y) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, the requirement to update and supplement such information shall not permit such stockholder or any other Nominating Person thereof to change or add any other proposed Nominees or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-laws) available to the Corporation related to any defect. In addition, the Corporation may require that any stockholder providing notice of any proposed nomination to be brought before a meeting in accordance with this Section 3.17 provide such additional information as may reasonably be requested by the Corporation regarding the nominating stockholder, any other Nominating Person or any Nominee, including such information to determine the eligibility or qualifications of any Nominee to serve as a director or an independent director or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of any Nominee to serve as a director of the Corporation. Such additional information will be provided as soon as reasonably practicable, and in any event within five (5) business days after such additional information has been requested by the Corporation (or such later time that the Corporation may specify).

(d)    Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting shall be in accordance with applicable requirements of the Stockholders Agreement, and may be made by (i) the Board or a duly authorized committee thereof or (ii) by any stockholder of the Corporation who (A) is (1) a stockholder of record, and (2) with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation, in any such case, both at the time of giving the notice provided for in this Section 3.17 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with (1) the provisions set forth in this Section 3.17 and (2) all requirements of the Exchange Act (including, to the extent applicable, Rule 14a-19 thereunder) and other applicable legal requirements in connection with such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by Section 3.17(a) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The number of nominees a stockholder (including any Nominating Persons thereof) may nominate for election at any annual or special meeting shall not exceed the number of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e)    For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f)    Only those persons who are nominated in accordance with the provisions set forth in this Section 3.17, except as may be provided in the Stockholders Agreement, shall be eligible for election as directors at any meeting of stockholders. The Board and/or the chairperson of the meeting may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 3.17, and if it be so determined, shall so declare and any such nomination shall not be introduced or voted on at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The Board and/or the chairperson of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the provisions set forth in this Section 3.17, and, if any nomination is not in compliance with Section 3.17, to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. For the avoidance of doubt, any nomination will not be made in accordance with the provisions of this Section 3.17 if the Board or the chairperson of the meeting determines that (i) any information required to be provided by or on behalf of any proposing stockholder (including any information related to any other Nominating Person thereof) was not, when provided, true, correct and complete in all material respects, or (ii) such proposing stockholder (including any Nominating Person thereof) has otherwise failed to comply in all material respects with all applicable requirements pursuant to this Section 3.17.

(g)    Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.17, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(h)    Notwithstanding the foregoing provisions of this Section 3.17, a stockholder shall also comply with all applicable requirements of the Exchange Act (including, to the extent applicable, Rule 14a-19 thereunder), and all other applicable Legal Requirements, with respect to the matters set forth in this Section 3.17; provided however, that any references in this Section 3.17 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3.17. Nothing in this Section 3.17 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

3.18.    Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such members’ duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

3.19.    Emergency Bylaws. This Section 3.19 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE IV
OFFICERS

4.1.    Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President and a Secretary, and such other officers with such other titles as the Board shall determine, including, at the discretion of the Board, a Chairperson of the Board and one or more Vice Presidents and Assistant Secretaries. The Board may appoint such other officers as it may deem appropriate.

4.2.    Election. Officers shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board at any other meeting. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until his or her earlier resignation or removal.

4.3.    Resignation and Removal. Any officer may resign by delivering their written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board may be removed at any time, with or without cause, by the Board.

4.4.    Chairperson of the Board. The Board may appoint a Chairperson of the Board. If the Board appoints a Chairperson of the Board, the Chairperson of the Board shall perform such duties and possess such powers as are assigned to the Chairperson by the Board and these By-Laws. Unless otherwise provided by the Board, the Chairperson of the Board shall preside at all meetings of the Board.

4.5.    Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general supervision, direction and control of the business and the officers of the Corporation. Unless otherwise determined by the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson of the Board, at all meetings of the Board. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

4.6.    President. Subject to the direction of the Board and such supervisory powers as may be given by these By-Laws or the Board to the Chairperson of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the Corporation. Unless otherwise designated by the Board, the President shall be the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board or these By-Laws. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairperson of the Board and the Chief Executive Officer.

4.7.    Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

4.8.    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are set forth in these By-Laws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to keep a record of the proceedings of all meetings of stockholders and the Board, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

4.9.    Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

4.10.    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V
CAPITAL STOCK

5.1.    Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such consideration and on such terms as the Board may determine.

5.2.     Stock Certificates. The shares of stock of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL. Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares of stock owned by such stockholder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairperson or Vice Chairperson, if any, of the Board, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

5.3.    Transfers. Except as otherwise established by rules and regulations adopted by the Board and the Stockholders Agreement and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Section 224 of the DGCL. Except as may be otherwise required by law, the Certificate of Incorporation or the By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

5.4.    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 5.2, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1.    Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation. The rights to indemnification and advancement of expenses conferred by this Section 6.1 shall be contractual rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 6.1, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

6.2.    Non-Exclusive Remedy. The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VI (a “Covered Person”) shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, the Certificate of Incorporation these By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate, the By-Laws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

6.3.    Right of Claimant to Bring Suit. If a claim under Section 6.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or twenty (20) days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

6.4.    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

6.5.    Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

6.6.     Indemnification Contracts. The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article VI.

6.7.    Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

6.8.    Effect of Amendment. Any repeal or amendment of these By-Laws by the Board or the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these By-Laws inconsistent with this Article VI, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

6.9.    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

ARTICLE VII
AMENDMENTS

Except as otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted only in accordance with Article VI of the Certificate of Incorporation.

ARTICLE VIII
GENERAL PROVISIONS

8.1.    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

8.2.    Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent of the Corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (d) if by any other form of electronic transmission, when directed to the stockholder; and (e) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

8.3.    Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the DGCL, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or manner of notice.

8.4.    Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

8.5.    Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

8.6.    Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

8.7.    Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

8.8.    Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

8.9.    Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

8.10.   Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, the Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, the Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

8.11.   Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

8.12.  Time Periods. In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.13.  Severability. The provisions of these By-Laws are subject to applicable Delaware law. To the extent that any provision of these By-Laws would be, in the absence of this Section 8.13, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these By-Laws, and all provisions of these By-Laws shall be construed so as to give effect to the intent manifested by these By-Laws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

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